UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2004

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2004, the Board of Directors of Group 1 Automotive, Inc. approved certain changes to the compensation payable to Group 1’s non-employee directors. Effective November 17, 2004, the compensation payable to Group 1’s non-employee directors is as follows:

• An annual retainer of (a) $35,000 in cash and (b) restricted stock valued at $60,000 at the time of the grant pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan;
• An additional annual cash retainer of $7,500 for the chairs of the Compensation Committee and the Nominating/Governance Committee, and $15,000 for the chair of the Audit Committee and for the presiding director; and
• A meeting fee of $2,500 for each Board and Audit Committee meeting attended, and $1,500 for each Compensation Committee and Nominating/Governance Committee meeting attended.

All retainer amounts will be payable in quarterly installments, and all meeting fees will be payable on the date of the meeting. Abbreviated meetings, as determined at the discretion of the chair, will result in the payment of one-half of the regular fees for such meeting. Directors also receive the use of one company vehicle or the economic equivalent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

December 2, 2004	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer